Exhibit 10.1

COMMERCIAL LEASE AGREEMENT

THIS LEASE (this “Lease”) dated this 1st day of January 1, 2017.

BETWEEN:

JAMAAL SHABAN
an individual residing in the
Town of Lakeshore

OF THE FIRST PART
(herein the “Landlord”)

And

CEN BIOTECH INC.
a corporation duly incorporated pursuant
to the laws of Canada

OF THE SECOND PART
(herein the “Tenant”)

IN CONSIDERATION OF the Landlord leasing certain premises to the Tenant, the Tenant leasing those premises from the Landlord and the mutual benefits and obligations set forth in this Lease, the receipt and sufficiency of which consideration is hereby acknowledged, the Parties to this Lease (the “Parties”) agree as follows:

1.	Definitions

When used in this Lease, the following expressions will have the meanings indicated:

a.	“Additional Rent” means all amounts payable by the Tenant under this Lease except Base Rent, whether or not specifically designated as Additional Rent elsewhere in this Lease;

b.

“Building” means the first large commercial building, built on the property and known as Building One, save and except the Solar Project, located at 20 North Rear Road, Lakeshore, Ontario as outlined in Schedule “A”;

c.	“Common Areas and Facilities” mean:

i.

those portions of the Building areas, buildings, improvements, facilities, utilities, equipment and installations in or forming part of the Building which from time to time are not designated or intended by the Landlord to be leased to tenants of the Building including, without limitation, exterior weather walls, roofs, entrances and exits, parking areas, driveways, loading docks and area, storage, mechanical and electrical rooms, areas above and below leasable premises and not included within leasable premises, security and alarm equipment, grassed and landscaped areas, retaining walls and maintenance, cleaning and operating equipment serving the Building; and

ii.

those lands, areas, buildings, improvements, facilities. utilities, equipment and installations which serve or are for the useful benefit of the Building, the tenants of the Building or the Landlord and those having business with them, whether or not located within, adjacent to or near the Building and which are designated from time to time by the Landlord as part of the Common .Areas and Facilities;

d.

“Leasable Area” means with respect to any rentable premises, the area expressed in square feet of all floor space including floor space of mezzanines, if any, determined, calculated and certified by the Landlord and measured from the exterior face of all exterior walls, doors and windows, including walls, doors and windows separating the rentable premises from enclosed Common Areas and Facilities, if any, and from the centre line of all interior walls separating the rentable premises from adjoining rentable premises. There will he no deduction or exclusion for any space occupied by or used for columns, ducts or other structural elements;

e.

“Premises— means the first large commercial building built on the property and known as Building One, save and except the Solar Project, together with an easement to access the leased property, located at 20 North Rear Road, Lakeshore, Ontario;

f.	“Rent” means the total of Base Rent and Additional Rent.

2.	Intent of Lease

It is the intent of this Lease and agreed to by the Parties to this Lease that rent for this Lease will be on a gross rent basis meaning the Tenant will pay the Base Rent and any Additional Rent and the Landlord will be responsible for all other service charges related to the Premises and the operation of the Building save as specifically provided in this Lease to the contrary. The Tenant is responsible for utilities.

3.	Leased Premises

The Landlord agrees to rent to the Tenant the said building and premises municipally described as 20 North Rear Road, Lakeshore, Ontario known as Building One (the “Premises”) save and except the Solar Project. The Premises are more particularly described in Schedule “A”. The Tenant’s purposes, which at all times shall be in accordance with the Law.

4.	Term

The term of the Lease is a periodic tenancy commencing at 12:00 noon on January 1st, 2017 for a term of five (5) years.

5.	Rent

Subject to the provisions of this Lease, the Tenant will pay a base rent of FOUR THOUSAND ($4,000.00) DOLLARS per month, payable monthly, for the Premises (the “Base Rent”).

6.	The Tenant will pay the Base Rent on or before the First of each and every month of the term of this Lease to the Landlord.

7.	Use and Occupation

The Tenant will use and occupy the Premises only for the Permitted Use and for no other purpose whatsoever. The Tenant covenants that the Tenant will carry on and conduct its business from time to time carried on upon the Premises in such manner as to comply with all statutes, bylaws, rules and regulations of any federal, provincial, municipal or other competent authority and will not do anything on or in the Premises in contravention of any of them.

8.	Option to Lease

During the term of the Lease, the Tenant shall have an option to lease such additional property as it may need for future use, on terms and conditions to be negotiated by the Parties in good faith.

9.	Option to Purchase

Subject only to prior right of first refusal granted to Sylvestre, in the event the Landlord is presented with an acceptable Agreement of Purchase and Sale, the Tenant shall be given right to purchase on same terms and conditions as therein contained. The Tenant shall have a period of 3 days to give notice in writing of its intent to purchase failing which Landlord may complete sale in accordance therewith.

10.	Remedies

Upon the occurrence of any Event of Default, the Landlord has any or all of the following remedies:

a.	Terminate the Lease in accordance with relevant legislation and the Term will then immediately become forfeited and void.

b.

The Landlord may, but is not obligated to, perform on behalf of the Tenant, any obligation of this Lease which the Tenant has failed to perform. The Landlord may seek redress from the Tenant for such performance.

c.

The Landlord may re-enter the Leased Premises or any part of the Leased Premises and in the name of the whole repossess and enjoy the same as of its former state anything contained with the Leased Premises.

d.	Any other remedy provided in the Lease or the relevant legislation.

11.	Quiet Enjoyment

The Landlord covenants that on paying the Base Rent and performing the covenants contained in this Lease, the Tenant will peacefully and quietly have, hold, and enjoy the Premises for the agreed term.

12.	Distress

If and whenever the Tenant is in default in payment of any money, whether hereby expressly reserved or deemed as rent, or any part of the rent, the Landlord may, without notice or any form of legal process, enter upon the Premises and seize, remove and sell the Tenant’s goods, chattels and equipment from the Premises or seize, remove and sell any goods, chattels and equipment at any place to which the Tenant or any other person may have removed them, in the same manner as if they had remained and been distrained upon the Premises, all notwithstanding any rule of law or equity to the contrary, and the Tenant hereby waives and renounces the benefit of any present or flame statute or law limiting or eliminating the Landlord’s right of distress.

If the Tenant continues to occupy the Premises without the written consent of the Landlord at the expiration or other termination of the term, then the Tenant will be a tenant at will and will pay to the Landlord, as liquidated damages and not as rent, an amount equal to twice the Base Rent plus any Additional Rent during the period of such occupancy, accruing from clay to day and adjusted pro rata accordingly. and subject always to all the other provisions of this Lease insofar as they are applicable to a tenancy at will and a tenancy from month to month or from year to year will not be created by implication of law: provided that nothing in this clause contained will preclude the Landlord from taking action for recovery of possession of the Premises.

13.	Landlord Improvements

The Tenant accepts the property in its “as is” condition without any further work, repairs treatments or improvements except that prior to the Tenant taking possession of the Premises, the Landlord shall install lighting and heat satisfactory to the Tenant.

14.	Utilities and Other Costs

The Tenant is responsible for the payment of the following utilities and other charges in relation to the Premises: electricity, natural gas and water.

15.	Insurance

The Parties shall obtain whatever insurance they deem appropriate.

Governing Law

It is the intention of the Parties to this Lease that the tenancy created by this Lease and the performance under this Lease, and all suits and special proceedings under this Lease, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the Province of Ontario, without regard to the jurisdiction in which any action or special proceeding may he instituted.

16.	Severabilitv

If there is a conflict between any provision of this Lease and the applicable legislation of the Province of Ontario (the “Ace”), the Act will prevail and such provisions of the Lease will be amended or deleted as necessary in order to comply with the Act. Further, any provisions that are required by the Act are incorporated into this Lease.

17.	Additional Provisions

18.	Care and Use of Premises

The Tenant will promptly notify the Landlord of any damage, or of any situation that may significantly interfere with the normal use of the Premises or to any furnishings or other property supplied by the Landlord.

19.	The Tenant will not make (or allow to be made) any noise or nuisance which, in the reasonable opinion of the Landlord, disturbs the comfort or convenience of other tenants.

20.	The Tenant will not engage in any illegal trade or activity on or about the Premises.

21.	The Landlord and Tenant will comply with standards of health, sanitation, fire, housing and safety as required by law.

22.	Surrender of Premises

At the expiration of the lease term, the Tenant will quit and surrender the Premises in as good a state and condition as they were at the commencement of this Lease, reasonable use and wear and damages by the elements excepted.

23.	Rules and Regulations

The Tenant will obey all rules and regulations posted by the Landlord regarding the use and care of the Building, parking lot, laundry room and other common facilities that are provided for the use of the Tenant in and around the Building on the Premises.

24.	General Provisions

Any waiver by the Landlord of any failure by the Tenant to perform or observe the provisions of this Lease will not operate as a waiver of the Landlord’s rights under this Lease in respect of any subsequent defaults, breaches or non-performance and will not defeat or affect in any way the Landlord’s rights in respect of any subsequent default or breach.

25.

This Lease will extend to and he binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns, as the case may be, of each party to this Lease. All covenants are to he construed as conditions of this Lease.

26.	All sums payable by the Tenant to the Landlord pursuant to any provision of this Lease will he deemed to he Additional Rent and \yin be recovered by the Landlord as rental arrears.

IN WITNESS WHEREOF the Parties to this Lease have duly affixed their signatures under hand and seal, or by a duly authorized officer under seal, on this 1st day of January, 2017.

/s/ [signed]	/s/ Jamaal Shaban
(Witness)	Jamaal Shaban (Landlord)

CEN BIOTECH INC. (Tenant)

Per /s/ Bill Chaaban (SEAL)

Bill Chaaban, President

I have authority to bind the Corporation